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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported): December 3, 1996
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                                BRIGHTPOINT, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                  0-23494                35-1778566
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(State or other jurisdiction      (Commission           (I.R.S. Employer
    of incorporation)             File Number)         Identification No.)


    6402 Corporate Drive, Indianapolis, Indiana               46278
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     (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (317) 297-6100
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                                 Not Applicable
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           Former name or former address, if changed since last report






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Item 2.  Acquisition or Disposition of Assets.

         In July 1996, the Company entered into an agreement with Technology Resources International Ltd. ("TRI"), an international distributor of wireless communications equipment based in the United Kingdom, pursuant to which the parties formed Brightpoint International Ltd. ("Brightpoint International"), a company owned equally by the Company and TRI. Brightpoint International conducts all of the Company's sales and marketing activities outside of North and South America. On December 3, 1996, the Company consummated the acquisition of the 50% of Brightpoint International that it did not already own. The acquisition was effective as of November 1, 1996. The purchase price for the remaining equity interest consisted of 400,000 shares of the Company's Common Stock and $5,000,000 in cash.

Item 7.  Exhibit.

         Exhibit 10.1 - Stock Purchase Agreement, dated as of October 1, 1996, among the Company, Brightpoint International, TRI, Safkong Holdings Limited, Marriott Investment & Trade Inc., John MacLean-Arnott and Dana Marlin.



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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 9, 1996

                                           BRIGHTPOINT, INC.



                                           By_______________________________
                                             Name:  J. Mark Howell
                                             Title: Executive Vice President



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